EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of IPALCO Enterprises, Inc. on Form S-8 of our report dated January 27, 1995, appearing in the Annual Report on Form 10-K of IPALCO Enterprises, Inc. for the year ended December 31, 1994.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Indianapolis, Indiana
July 7, 1995